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                                                                      Exhibit 12

                       EQUITY RESIDENTIAL PROPERTIES TRUST

                             CONSOLIDATED HISTORICAL

      EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DISTRIBUTIONS RATIO

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                                                                                      HISTORICAL
                                                        ----------------------------------------------------------------------------
                                                         12/31/99         12/31/98         12/31/97        12/31/96       12/31/95

                                                        ----------------------------------------------------------------------------
                                                                                            (Amounts in thousands)
REVENUES
  Rental income                                         $ 1,711,738     $ 1,293,560     $   707,733     $   454,412    $   373,919
  Fee income - outside managed                                4,970           5,622           5,697           6,749          7,030
  Interest income - investment in mortgage notes             12,559          18,564          20,366          12,819          4,862
  Interest and other income                                  23,851          19,250          13,282           4,405          4,573
                                                        -----------     -----------     -----------     -----------    -----------
     Total revenues                                       1,753,118       1,336,996         747,078         478,385        390,384
                                                        -----------     -----------     -----------     -----------    -----------
EXPENSES
  Property and maintenance                                  414,026         326,733         176,075         127,172        112,186
  Real estate taxes and insurance                           171,289         126,009          69,520          44,128         37,002
  Property management                                        61,626          53,101          26,793          17,512         15,213
  Fee and asset management                                    3,587           4,279           3,364           3,837          3,887
  Depreciation                                              408,688         301,869         156,644          93,253         72,410
  Interest:
     Expense incurred                                       337,189         246,585         121,324          81,351         78,375
     Amortization of deferred financing costs                 4,084           2,757           2,523           4,242          3,444
  General and administrative                                 22,296          20,631          14,821           9,857          8,129
                                                        -----------     -----------     -----------     -----------    -----------
     Total expenses                                       1,422,785       1,081,964         571,064         381,352        330,646
                                                        -----------     -----------     -----------     -----------    -----------
Income before extraordinary items                       $   330,333     $   255,032     $   176,014     $    97,033    $    59,738
                                                        ===========     ===========     ===========     ===========    ===========
Combined Fixed Charges and Preferred Distributions:
   Interest and other financing costs                   $   337,189     $   246,585     $   121,324     $    81,351    $    78,375
   Amortization of deferred financing costs                   4,084           2,757           2,523           4,242          3,444
   Preferred distributions                                  113,196          92,917          59,012          29,015         10,109
                                                        -----------     -----------     -----------     -----------    -----------
TOTAL COMBINED FIXED CHARGES
   AND PREFERRED DISTRIBUTIONS                          $   454,469     $   342,259     $   182,859     $   114,608    $    91,928
                                                        ===========     ===========     ===========     ===========    ===========
EARNINGS BEFORE COMBINED FIXED CHARGES
   AND PREFERRED DISTRIBUTIONS                          $   671,606     $   504,374     $   299,861     $   182,626    $   141,557
                                                        ===========     ===========     ===========     ===========    ===========
FUNDS FROM OPERATIONS BEFORE COMBINED FIXED
   CHARGES AND PREFERRED DISTRIBUTIONS *                $ 1,074,072     $   801,065     $   453,387     $   273,800    $   212,138
                                                        ===========     ===========     ===========     ===========    ===========
RATIO OF EARNINGS BEFORE COMBINED FIXED CHARGES
    AND PREFERRED DISTRIBUTIONS TO COMBINED FIXED
    CHARGES AND PREFERRED DISTRIBUTIONS                        1.48            1.47            1.64            1.59           1.54
                                                        ===========     ===========     ===========     ===========    ===========
RATIO OF FUNDS FROM OPERATIONS BEFORE COMBINED FIXED
    CHARGES AND PREFERRED DISTRIBUTIONS TO COMBINED
    FIXED CHARGES AND PREFERRED DISTRIBUTIONS                  2.36            2.34            2.48            2.39           2.31
                                                        ===========     ===========     ===========     ===========    ===========
* Includes unconsolidated depreciation from Joint
       Ventures and limited partnerships                $     1,009     $       183     $        --     $        --    $        --
                                                        ===========     ===========     ===========     ===========    ===========

* Excludes non-real estate depreciation                 $    (7,231)    $    (5,361)    $    (3,118)    $    (2,079)   $    (1,829)
                                                        ===========     ===========     ===========     ===========    ===========

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